INFORMATION STATEMENT


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                                 ASSETMARK FUNDS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In its Charter)

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                                 ASSETMARK FUNDS
                       2300 Contra Costa Blvd., Suite 425
                      Pleasant Hill, California 94523-3967


July 2002


Dear AssetMark Large Cap Growth Fund Shareholder:

We are pleased to notify you that the Board of Trustees of the AssetMark Funds has appointed Atlanta Capital Management Company, LLC ("Atlanta") to replace Provident Investment Counsel, Inc. as a sub-advisor to the AssetMark Large Cap Growth Fund (the "Fund"). The change was effective on May 16, 2002. Atlanta joins TCW Investment Management Company as a sub-advisor for the Fund. Atlanta is a leading investment firm specializing in managing domestic large cap growth portfolios, with approximately $7 billion in assets under management. Atlanta believes that attractive investment returns are produced by investing in a diversified portfolio of high quality companies capable of sustaining superior rates of earnings growth.

The AssetMark Funds has obtained an Exemptive Order from the U.S. Securities and Exchange Commission that permits the Fund to change sub-advisors or hire new sub-advisors without obtaining approval from the Fund's shareholders, provided that the Board of Trustees approves the arrangement. This document provides information regarding the new sub-advisor and the related sub-advisory agreement that is required by SEC rules and the Exemptive Order.

This is a very exciting time for the AssetMark Funds. We are contracting with leading asset managers with specialized expertise and proven track records. Atlanta clearly meets these criteria. We are committed to finding, hiring and monitoring the best asset managers in each category in order to meet our performance goals and better serve our shareholders.

Sincerely,

Ronald D. Cordes
President, AssetMark Funds


This is not a proxy statement. We are not asking for a proxy and you are requested not to send us a proxy. This is for your information only.


                                 ASSETMARK FUNDS
                       2300 Contra Costa Blvd., Suite 425
                      Pleasant Hill, California 94523-3967

                              INFORMATION STATEMENT

                                  JULY 23, 2002


     This information statement is being furnished to the shareholders of the AssetMark Large Cap Growth Fund (the "Fund"), a series of AssetMark Funds, a Delaware business trust (the "Trust"), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the "SEC Order") issued by the U.S. Securities and Exchange Commission ("SEC"). The SEC Order permits the Fund's Advisor (as defined below) to hire new sub-advisors and to make certain changes to existing sub-advisory contracts with the approval of the Board of Trustees, without obtaining shareholder approval. Pursuant to the SEC Order, the Trust has agreed to provide certain information about any new sub-advisor to the shareholders of the Fund being managed by the sub-advisor. Shareholders are not being asked to vote on the hiring of the new sub-advisor, but are encouraged to review this information statement.

     The Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. Eight separate investment portfolios are currently offered by the Trust, one of which is the AssetMark Large Cap Growth Fund. The Trust's trustees are referred to here as the "Board," "Board Members" or "Trustees." The Trust's principal executive office is at 2300 Contra Costa Boulevard, Suite 425, Pleasant Hill, California 94523-3967.


     This information statement relates to the approval by the Trustees, including a majority of the Trustees who are not parties to the contract and are not interested persons of those parties, as defined in the 1940 Act (the "Independent Trustees"), on May 9, 2002, of a new sub-advisory agreement for the Fund, between AssetMark Investment Services, Inc. (the "Advisor") and Atlanta Capital Management Company, LLC ("Atlanta") (the "Sub-advisory Agreement"). Prior to Atlanta's assumption of its sub-advisory responsibilities, the Fund was sub-advised by Provident Investment Counsel, Inc. ("Provident").

     The Fund will pay for the costs associated with preparing and distributing this information statement to its shareholders. This information statement will be mailed on or about July 23, 2002.


THE INVESTMENT ADVISOR

     AssetMark Investment Services, Inc. serves as the Fund's investment advisor under an investment advisory agreement dated as of May 11, 2001. The Advisor is registered as an investment advisor with the SEC. As of May 31, 2002, the Advisor managed approximately $2 billion of assets. Information concerning the Trust's current management arrangements can be found in the Exhibit to this Information Statement.

     The Advisor uses a multi-manager approach to managing the Fund, whereby it hires and supervises sub-advisors who manage portions of the Fund's portfolio on a day-to-day basis. The SEC Order generally allows the Advisor to enter into and amend agreements with unaffiliated investment sub-advisors for the Fund without obtaining shareholder approval each time. This authority is subject to certain conditions, including the requirement that the Trustees (including a majority of the Independent Trustees) must approve any new or amended agreements with sub-advisors. Shareholders of the Fund continue to have the right to terminate an agreement with a sub-advisor at any time, without penalty, by a vote of the majority of outstanding shares of the Fund. The Advisor, on behalf of the Fund, will notify shareholders of any new sub-advisor or of any material amendments to the agreement with a sub-advisor as required by the SEC Order. The Advisor remains responsible for the performance of all of the eight separate investment portfolios of the Trust, oversees sub-advisors to ensure compliance with the Fund's investment objectives and policies, and monitors each sub-advisor's adherence to its investment style and performance results in order to recommend any changes in sub-advisors to the Trust's Board of Trustees.

ATLANTA CAPITAL MANAGEMENT COMPANY, LLC

     Atlanta's principal executive offices are located at 1349 West Peachtree Street, Suite 1600, Atlanta, Georgia 30309-2934 and the telephone number is
(404) 876-9411. Atlanta is a registered investment advisor focusing on the management of high quality domestic equity, fixed income and balanced accounts for institutional clients. The company was founded in Atlanta, Georgia in 1969, incorporated in 1971 and began operating under the name of Atlanta Capital Management Company, LLC in 1975. Eaton Vance Acquisitions, a wholly owned subsidiary of Eaton Vance Corp., acquired 70% of Atlanta on September 30, 2001. Eaton Vance Corp. is a mutual fund company based in Boston, Massachusetts. The remaining 30% is owned by Atlanta employees. Atlanta is not affiliated with the Advisor.


     The combination of Atlanta's experience, commitment to high quality, and diligent, superior client service has made Atlanta a distinguished member of the institutional investment community for nearly thirty years. As of April 30, 2002, Atlanta had in excess of $800 million of mutual fund assets under management. The Fund is managed by a three-member portfolio management team comprised of Daniel W. Boone, III, CFA, William R. Hackney, III, CFA and Marilyn
R. Irvin, CFA.


     The table below lists the name, age and principal occupation during the past five years for each of the executive officers and investment professionals of Atlanta:


--------------------------- ----------------------------------------------------
Name, Age and Address       Principal Occupation (Past 5 Years)
---------------------       -----------------------------------
--------------------------- ----------------------------------------------------
Daniel W. Boone, III, 58 Managing Partner and owner of Atlanta and member of 1349 West Peachtree Street the Executive Committee. Mr. Boone's primary
Suite 1600                  responsibilities are in equity portfolio management,
Atlanta, GA 30309-2934      co-head of the equity management team, and oversight
                            of  client  service  activities.   Mr.  Boone joined
                            Atlanta  in  1976.  Prior to joining Atlanta, he was
                            with  the international firm of Lazard Freres in New
                            York,  New  York.  His   responsibilities   included
                            portfolio  management  of  institutional  funds  and
                            securities research. Prior to that he was an analyst
                            with   the   Wellington   Management   Company    in
                            Philadelphia,  Pennsylvania  for  the  Windsor   and
                            Gemini mutual funds. Mr. Boone is a former U.S. Army
                            officer.  He  is  a graduate of Davidson College and
                            holds  an  MBA degree from the Wharton School of the
                            University  of  Pennsylvania where he graduated with
                            distinction.  He  is  a  Chartered Financial Analyst
                            and a Chartered Investment Counselor. Mr. Boone is a
                            member  of  the Board of Governors of the Investment
                            Counsel  Association  of  America  (ICAA)  and  past
                            president  of   the  Atlanta  Society  of  Financial
                            Analysts.
--------------------------- ----------------------------------------------------
William R. Hackney, III, 54 Managing Partner and owner of Atlanta and member of 1349 West Peachtree Street the Executive Committee. Mr. Hackney's primary
Suite 1600                  responsibilities are in equity portfolio management,
Atlanta, GA 30309-2934      co-head of the equity management team, and oversight
                            of portfolio administration and support. Mr. Hackney
                            joined Atlanta in 1995. Prior to joining Atlanta, he
                            was  Senior  Vice  President  and  Chief  Investment
                            Officer   of   First   Union  Corporation's  Capital
                            Management Group in Charlotte,   North  Carolina. In
                            this   capacity,   he   supervised   the  investment
                            management  of over $20 billion in institutional and
                            individual  assets. Mr. Hackney is a graduate of The
                            University  of  North  Carolina  at  Chapel Hill and
                            holds  an MBA degree from The Citadel in Charleston,
                            South  Carolina.  He  served  as a U.S. Marine Corps
                            officer  during the Vietnam Era and retired with the
                            rank of Colonel in the U.S. Marine Corps Reserve.
--------------------------- ----------------------------------------------------
Marilyn R. Irvin, 44        Senior   Vice   President   and  Principal/Owner  of
1349 West Peachtree Street  Atlanta. Mrs.  Irvin serves  as a portfolio  manager
Suite 1600                  for Atlanta's equity products and as an analyst with
Atlanta, GA 30309-2934      responsiblities in communication services. Ms. Irvin
                            joined  Atlanta  in 1989.  Prior to joining Atlanta,
                            she  was  a Treasury Analyst for Consolidated Health
                            Care  in  Richmond,  Virginia.   She  has  15  years
                            investment  experience,  including  10  years   with
                            Atlanta.   Mrs.  Irvin  holds a Bachelor of Business
                            Administration  degree  and  an MS in finance degree
                            from  Georgia  State University.  She is a Chartered
                            Financial Analyst and a Certified Cash Manager.
--------------------------- ----------------------------------------------------
Gregory L. Coleman, 53 Partner and owner of Atlanta. Mr. Coleman's primary 1349 West Peachtree Street responsibilities are in fixed income portfolio
Suite 1600                  management  and  trading. Mr. Coleman joined Atlanta
Atlanta, GA 30309-2934      in 1990.  Prior to joining Atlanta, he was Executive
                            Vice  President  and Treasurer of Northeast Savings,
                            F.A. in Hartford, Connecticut. In this capacity, Mr.
                            Coleman    had    overall  responsibility  for   all
                            investment   functions   including   asset/liability
                            management and other corporate finance duties. Prior
                            to  joining  Northeast  Savings in 1983, Mr. Coleman
                            was  with Southeast Bank, N.A. of Miami, Florida for
                            four years, where he served as Senior Vice President
                            and  Manager  of  the Funds Management Department. A
                            cum laude graduate of Michigan State University with
                            a  Bachelor  of Business  Administration degree, Mr.
                            Coleman  also  holds  an  MBA  in  finance  from the
                            University  of Michigan. He is a Chartered Financial
                            Analyst and a member of the Golf Writers Association
                            of America.
--------------------------- ----------------------------------------------------
Paul J. Marshall, 37        Vice  President  and owner of Atlanta.  Mr. Marshall
1349 West Peachtree Street  serves  as Director of Research, a portfolio manager
Suite 1600                  for  Atlanta's  equity  products and has fundamental
Atlanta, GA 30309-2934      research  responsibilities  that include coverage of
                            the  software, computer services and energy sectors.
                            Prior  to  joining  Atlanta   in  April of 2000, Mr.
                            Marshall  was  a  portfolio  manager  with  Bank  of
                            America  Capital  Management and was responsible for
                            managing  the  Nations  Capital  Growth Fund. He has
                            also  served  as a portfolio manager for the Nations
                            Value  Fund  and  as  an  energy  analyst supporting
                            Value,   Growth,   Balanced   and   Equity    Income
                            Portfolios. Mr. Marshall is a graduate of Vanderbilt
                            University  where  he  earned  a Bachelor of Science
                            degree  in  economics. Additionally, he obtained his
                            MBA  from  the  University  of  Notre  Dame and is a
                            Chartered Financial Analyst. Mr. Marshall has served
                            as an officer in the United States Army.
--------------------------- ----------------------------------------------------
Walter F. Reames, 59        Managing Partner, owner and member of the  Executive
1349 West Peachtree Street  Committee  of Atlanta. His responsibilities  include
Suite 1600                  oversight  of  the  Marketing  & Sales and Finance &
Atlanta, GA 30309-2934      Technology  functions.  In  addition,  he   provides
                            investment  strategy  support  to  the  Fixed Income
                            Group.   Before  joining  Atlanta  in 1978, he was a
                            Vice  President  of the Citizens & Southern National
                            Bank,  serving  as  manager of its National Division
                            East.   He    was    responsible   for   the  bank's
                            relationships    with    major   corporate   clients
                            headquartered  in  seventeen  eastern  states    and
                            Canada.  He  formerly  headed  the  bank's  New York
                            Service Office. Mr. Reames received his   Bachelor's
                            degree   from   Yale  University   and   received  a
                            certificate  from  the Graduate School of Credit and
                            Financial Management at the Harvard Business School.
--------------------------- ----------------------------------------------------
Charles B. Reed, 37         Vice  President  and  owner of  Atlanta.  Mr. Reed's
1349 West Peachtree Street  responsibilities    are  primarily   in    portfolio
Suite 1600                  management  for   Atlanta's  small  cap  portfolios.
Atlanta, GA 30309-2934      Additionally,   Mr.  Reed  has  fundamental   equity
                            research responsibilities including companies in the
                            publishing,   building  materials,  engineering  and
                            construction industries. Prior to joining Atlanta in
                            1998,  Mr.  Reed   was  a portfolio manager with the
                            Florida   State   Board   of  Administration. He was
                            responsible  for  managing  their  internal  special
                            situation  equity  fund.  Mr. Reed  is  a  Chartered
                            Financial  Analyst  and  graduate  of  Florida State
                            University  where  he  earned a Bachelor's degree in
                            Finance.
--------------------------- ----------------------------------------------------

     Atlanta presently serves as an investment sub-advisor to the following investment companies having a similar objective to the Fund:


Name of Fund                        Net Assets as of April 30, 2002              Fee Paid
------------                        -------------------------------              --------
Vantagepoint Large Cap Growth Fund         $2,810,546,000                 First $100 million 0.45%
                                                                          Next $200 million 0.35%
                                                                          Next $200 million 0.30%
                                                                          Over $500 million 0.25%

Eaton Vance Large Cap Growth Fund            $20,000,000                  0.40%



NEW SUB-ADVISORY AGREEMENT

     On May 9, 2002, the Trustees, including all of the Independent Trustees, unanimously approved the selection by the Advisor of Atlanta as sub-advisor to the Fund and the Sub-advisory Agreement. Atlanta began sub-advising the Fund on May 16, 2002.

     In considering the approval of the Sub-advisory Agreement, the Trustees, including the Independent Trustees, considered whether the approval of the Sub-Advisory Agreement was in the best interests of the Fund and its shareholders. At the meeting, the Trustees reviewed materials furnished by the Advisor and Atlanta. The Advisor explained to the Trustees the research, review and selection process that it employed to identify sub-advisor candidates for the Fund, which included the submission of requests for proposals from candidates and on-site visits by the Advisor to those candidates under serious consideration. The Advisor explained the reasons why it selected Atlanta and why it recommended that the Trustees approve Atlanta as the Fund's new sub-advisor.

     The Trustees considered a number of factors in approving Atlanta, including Atlanta's history and background in managing similar portfolios for other clients, Atlanta's investment philosophy, long-term performance record, and the experience and background of the Atlanta personnel who would be responsible for managing the Fund's assets. The Trustees also considered Atlanta's facilities and compliance procedures. The Trustees considered the nature, quality and extent of services expected to be provided to the Fund by Atlanta as well as the reputation of Atlanta in the asset management industry. The Trustees also considered the size and structure of Atlanta, as well as the amount of assets that Atlanta currently manages.

     The Trustees discussed and reviewed the terms of the Sub-Advisory Agreement. Under the Sub-Advisory Agreement between the Advisor and Atlanta, the sub-advisory fee is payable at the rate of 0.45% of the Fund's average daily net assets up to $100 million and 0.40% of the Fund's average daily net assets in excess of $100 million. Under the prior sub-advisory agreement with Provident, the sub-advisory fee was payable at the rate of 0.50% of the Fund's average daily net assets up to $50 million and 0.40% of the Fund's average daily net assets in excess of $50 million.

     The Sub-advisory Agreement provides that, subject to the Advisor's and the Board of Trustees' supervision, Atlanta is responsible for managing the investment operations of the Fund and for making investment decisions and placing orders to purchase and sell securities for the Fund, all in accordance with the investment objective and policies of the Fund as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board of Trustees. In accordance with the requirements of the 1940 Act, Atlanta also provides the Advisor with all books and records relating to the transactions it executes and renders for presentation to the Trustees and such periodic and special reports as the Board of Trustees may reasonably request.

     The Sub-advisory Agreement will remain in full force and effect for a period of two years from the date of its execution, and will continue thereafter as long as its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of the Fund, or by the Board of Trustees, including the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval; provided, however, that (1) the Sub-advisory Agreement may be terminated at any time without the payment of any penalty, either by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, (2) the Sub-advisory Agreement will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Fund's investment advisory agreement with the Advisor, and (3) the Sub-advisory Agreement may be terminated at any time by Atlanta or the Advisor on not more than 60 days' nor less than 30 days' written notice to the other party to the Sub-advisory Agreement.

     The Sub-advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, Atlanta will not be liable for any act or omission in connection with its activities as sub-advisor to the Fund.

     In evaluating the terms of the Sub-advisory Agreement, the Trustees took into account the fact that under the "multi-manager" style, the Advisor will continue to be responsible for analyzing economic and market trends, formulating and continuing assessment of investment policies and recommending changes to the Board where appropriate, supervising compliance by Atlanta with the Fund's investment objective, policies and restrictions, as well as with laws and regulations applicable to the Fund, evaluating the performance of Atlanta as compared to certain selected benchmarks and pre-determined peer groups, evaluating potential additional or replacement sub-advisors and recommending changes to the Board where appropriate, and reporting to the Board and shareholders on the foregoing.

     Based upon their review, the Trustees concluded that the Sub-advisory Agreement was in the best interests of the Fund and the shareholders of the Fund. Accordingly, after consideration of the above factors, and such other factors and information as they deemed relevant, the Trustees, including the Independent Trustees, unanimously approved the Sub-advisory Agreement.



SHAREHOLDER REPORTS

     The Fund's most recent semi-annual report for the six-month period ended December 31, 2001 has been sent to its shareholders. Copies of the Fund's most recent semi-annual report may be obtained without charge by writing the Fund, care of U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202 or by calling (888) 278- 5809 (toll-free).

SHAREHOLDINGS

     As of April 30, 2002, the Fund had 5,946,311 outstanding shares and net assets of $48,581.364. To the knowledge of the Trust, the executive officers and Board members, as a group, owned less than 1% of the outstanding shares of the Fund as of April 30, 2002. The beneficial owners, directly or indirectly, of more than 5% of the outstanding shares of the Fund as of April 30, 2002 are listed below:



---------------------------- ------------------------- ------------------------
                                                       Percent of Outstanding
                                   No. of Shares             Shares Held
Name and Address                 Held Beneficially          Beneficially
---------------------------- ------------------------- ------------------------
PIMS & Co.                         4,217,503.349               70.93%
FBO Customers
P.O. Box 3865
Englewood, CO 80155-3865
---------------------------- ------------------------- ------------------------
Donaldson, Lufkin & Jenrette       1,728,807.004               29.07%
Securities Corporation
Attn: Mutual Funds
P.O. Box 2052
Jersey City, NJ 07303-2052
---------------------------- ------------------------- ------------------------


SHAREHOLDER PROPOSALS

     As a Delaware business trust, the Trust is not required to hold annual meetings of shareholders and the Trustees currently do not intend to hold such meetings unless shareholder action is required in accordance with the 1940 Act or the Trust's Trust Instrument. A shareholder proposal intended to be presented at any meeting of shareholders of the Fund must be received by the Fund a reasonable time before the Trustees' solicitation relating thereto is made in order to be included in the Fund's proxy statement and form of proxy relating to that meeting and presented at the meeting. The mere submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.


                                                     Ronald D. Cordes, President


Dated:  July 23, 2002



                                                                         EXHIBIT
                             MANAGEMENT OF THE TRUST

THE INVESTMENT ADVISOR

     AssetMark Investment Services, Inc. serves as the Fund's investment advisor under an investment advisory agreement ("Advisory Agreement") dated as of May 11, 2001, and renewed thereafter as required by the 1940 Act. The Advisory Agreement was last approved by the Trustees of the Trust, including a majority of the Independent Trustees, on May 9, 2002. The Advisory Agreement was approved by the Fund's shareholders on March 29, 2001.

     Putnam Lovell Equity Partner, LP owns a controlling interest (over 25%) in the Advisor. James E. Minnick and Cameron L. Miller, both members of Putnam Lovell Equity Partner, LP, are both directors of the Advisor.

TERMS OF THE ADVISORY AGREEMENT

     Under the Advisory Agreement, the Advisor provides the Fund with investment advisory services. As the Advisor, AssetMark Investment Services, Inc. manages the investment operations of the Fund and the composition of the Fund's investment portfolio, including the purchase, retention and sale of securities in the portfolio, in accordance with the Fund's investment objectives, policies and restrictions. The Advisory Agreement authorizes the Advisor to employ sub-advisors for the Fund, which will furnish the day-to-day portfolio management services for the Fund. If a sub-advisor is employed for the Fund, the Advisor will continue to have responsibility for all investment advisory services furnished pursuant to any sub-advisory agreement.

The Advisor's Directors and Officers

     The table below lists the name, age and principal occupation during the past five years for each of the directors and principal executive officers of the Advisor:

----------------------------------- -------------------------------- -----------------------------------
Name, Age and Address               Principal Occupation             Position(s) with the Advisor
----------------------------------- -------------------------------- -----------------------------------
Richard T. O'Toole, 72              Chairman of the Board,           Chairman of the Board
AssetMark Investment Services, Inc. AssetMark Investment Services,
2300 Contra Costa Blvd, Suite 425   Inc., 1994 to present; Vice
Pleasant Hill, CA 94523-3967        President/Stockholder, ACG
                                    Capital Corp. (a
                                    broker-dealer), 1995 to
                                    present; Vice
                                    President/General Partner, ACG
                                    Realty Corp., 1985 to present.
----------------------------------- -------------------------------- -----------------------------------
Ronald D. Cordes, 43                President and CEO, AssetMark     President and Chief Executive
AssetMark Investment Services, Inc. Investment Services, Inc.,       Officer
2300 Contra Costa Blvd, Suite 425   1994 to present; President,
Pleasant Hill, CA 94523-3967        AssetMark Capital Corporation
                                    (a broker-dealer), 1994 to
                                    present; President, ACG
                                    Management Corp. (a real
                                    estate management firm), 1982
                                    to present.
----------------------------------- -------------------------------- -----------------------------------
Brian R. O'Toole, 43                Senior Vice                      Senior Vice President
AssetMark Investment Services, Inc. President/Stockholder,
2300 Contra Costa Blvd, Suite 425   AssetMark Investment Services,
Pleasant Hill, CA 94523-3967        Inc., 1994 to present; Vice
                                    President/Stockholder, ACG
                                    Capital Corp. (a
                                    broker-dealer), 1995 to
                                    present; Vice
                                    President/General Partner, ACG
                                    Realty Corp., 1985 to present.
----------------------------------- -------------------------------- -----------------------------------
Richard E. Steiny, 45               Senior Vice President,           Senior Vice President
AssetMark Investment Services, Inc. AssetMark Investment Services,
2300 Contra Costa Blvd, Suite 425   Inc., 1994 to present;
Pleasant Hill, CA 94523-3967        Secretary, AssetMark Capital
                                    Corporation, 1994 to present.
----------------------------------- -------------------------------- -----------------------------------
James E. Minnick, 54                President, Putnam Lovell         Director
Putnam Lovell Capital               Capital Partners, Inc. (a
Partners, Inc.                      private equity investment
The Park Avenue Tower               firm), 1999 to present;
65 East 55th Street                 Managing Director, Putnam
New York, NY 10022                  Lovell Group, Inc. (investment
                                    banking firm), 1999 to
                                    present; President and
                                    Trustee, Morgan Grenfall
                                    Investment Trust (investment
                                    company), 1994 to present;
                                    President, Director and CEO,
                                    Morgan Grenfall Small Cap
                                    Fund, Inc. (closed-end fund),
                                    1997 to present.
----------------------------------- -------------------------------- -----------------------------------
Cameron L. Miller, 28               Principal, Putnam Lovell         Director
Putnam Lovell Capital               Capital Partners, Inc., 1998
Partners, Inc.                      to present; Analyst, Putnam
Four Embarcadero Center             Lovell Securities, Inc., 1996
26th Floor                          to 1998.
San Francisco, CA 94111
----------------------------------- -------------------------------- -----------------------------------


Advisor Compensation and Fee Waivers

     Under the Advisory Agreement, the Trust will pay the Advisor advisory fees, as a percentage of the average net assets of the Fund, as follows (before giving effect to any fee waivers described below):

                                                        Advisory Fees
AssetMark Large Cap Growth Fund                         0.95%


     The compensation payable to all sub-advisors is paid by the Advisor. The Fund is not responsible for payment of any sub-advisory fees. The Advisor has agreed to waive a portion of its investment advisory fees, or to reimburse expenses, to the extent that the Fund's total expense ratio exceeds 1.49%, through October 31, 2003. After October 31, 2003, this fee waiver may be discontinued by the Advisor at any time. The Fund paid $218,870 for advisory fees during the ten months ended April 30, 2002 before deducting any fee waivers or expense reimbursements. Of these fees, $56,530 was paid pursuant to a sub-advisory agreement that is no longer in effect, and has been replaced by the Sub-advisory Agreement described above.

Transfer Agent

     The Fund's transfer agent is U.S. Bancorp Fund Services, LLC ("USBFS"), 615 East Michigan Street, Milwaukee, Wisconsin 53202, pursuant to which USBFS maintains shareholder records and keeps such accounts, books, records, or other documents as the Fund is required to keep under federal or state laws. USBFS also acts as stock registrar and dividend disbursing agent, issues and redeems the Fund's shares, mails the Fund's prospectus and proxy statements to the Fund's shareholders, and disburses dividend payments.

Administrator

     USBFS also serves as the Fund's administrator and monitors the compliance of the Fund, updates the Trust's Registration Statement and prepares tax returns, among other duties.

     Each of the Advisory Agreement, Sub-advisory Agreement, Transfer Agent Servicing Agreement and Fund Administration Servicing Agreement may be
terminated by any party thereto upon 60, 60, 90 and 90 days' notice, respectively, and may be terminated immediately by the Trust for cause, as defined in each Agreement. Each Agreement also provides that after an initial period (two years for the Advisory and Sub-advisory Agreement and one year for the Transfer Agent and Fund Administration Servicing Agreements), it will automatically terminate (1) if it is not approved by a majority of the Trust's trustees and a majority of the Trust's Independent Trustees prior to the anniversary date of the agreement, or (2) if it is assigned in whole or in part by either party. If any Agreement is terminated for either of the foregoing reasons, the Trust will enter into a similar arrangement with another qualified party upon such terms and conditions as can be obtained at that time.

Distributor; Distribution Plan

     The Trust, on behalf of the Funds, has adopted a distribution plan pursuant to Rule 12b-1 under the 1940 Act (the "12b-1 Plan"), which provides that the Funds will pay distribution fees to AssetMark Capital Corporation, an affiliate of the Advisor, at an annual rate of up to 0.25% of the average daily net assets of the Fund. Quasar Distributors, LLC, an affiliate of U.S. Bank, N.A., serves as sub-distributor to the Fund. Payments under the distribution plan shall be used to compensate persons who provide support services in connection with the distribution of the Fund's shares and servicing of the Fund's shareholders. The Fund paid $57,597 in fees under the Distribution Plan during the ten months ended April 30, 2002. All of the fees paid by the Fund were paid to compensate broker-dealers and their sales personnel for sales of shares of the Fund.

Brokerage

     During the ten months ended April 30, 2002, the Fund paid total brokerage commissions of $50,307.